UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Hidden Ridge

Irving, Texas 75038

(Address of principal executive offices and zip code)

(972) 444-9001

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	PXD	New York Stock Exchange

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensation and Leadership Development Committee Actions

On February 8, 2023, at its regularly scheduled first quarter meeting, the Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) approved the actions summarized below with regard to the compensation of Scott D. Sheffield, the Company’s Chief Executive Officer, and the Company’s other “named executive officers” (the executive officers of the Company for whom disclosure was required in the Company’s proxy statement for its 2022 Annual Meeting of Stockholders, referred to in this report as “NEOs”).

Base Salaries. The Committee set 2023 base salaries for the NEOs as follows:

NEO	2023 Base Salary
Scott D. Sheffield	$1,500,000
Richard P. Dealy	768,000
Neal H. Shah	615,000
Mark S. Berg	560,000
J.D. Hall	560,000

2023 Annual Cash Bonus Incentive Program Target Percentages. The Committee established targets for the Company’s NEOs for 2023 bonuses payable in 2024 under the Company’s 2023 Annual Cash Bonus Incentive Program. The 2023 bonus target percentage for each NEO is set forth below, and is shown as a percentage of 2023 base salary, but the actual amount paid may be less than, equal to or greater than the target level depending on performance (but not greater than 250% of target):

NEO	2023 Bonus Target Percentage
Scott D. Sheffield	160%
Richard P. Dealy	100%
Neal H. Shah	85%
Mark S. Berg	85%
J.D. Hall	85%

Long-Term Incentive Plan Program Awards. The allocation of the target value of the NEOs’ equity awards between performance units and time-based awards was 60% allocated to performance units and 40% allocated to time-based awards. The Committee granted awards of time-based restricted stock units (“RSUs”) and performance units under the Company’s Amended and Restated 2006 Long-Term Incentive Plan to the NEOs as follows:

NEO	Target Number of Performance Units Awarded	Number of RSUs Awarded
Scott D. Sheffield	32,542	21,695
Richard P. Dealy	11,716	7,810
Neal H. Shah	6,379	4,252
Mark S. Berg	6,379	4,252
J.D. Hall	6,379	4,252

The time-based restricted stock unit awards will vest ratably over three years, provided the officer remains employed with the Company through each vesting date. The NEOs’ equity award agreements governing the time-based restricted stock unit awards provide for a double trigger acceleration of vesting; that is, the awards will not automatically accelerate upon a change in control and will only vest prior to the scheduled vesting date if both a change in control and a qualifying termination event occur. In addition, the NEOs’ RSU award agreements provide for certain favorable vesting terms upon a qualifying termination event occurring without a change in control.

Performance units entitle the recipient to the payment of shares following the end of a three-year performance period ending December 31, 2025 if, and only to the extent of, achievement of the applicable performance measures, as follows: payout of 50% of the performance units is based on the Company’s achievement of Free Cash Flow/Share metrics, and payout of 50% of the performance units is based on the Company’s achievement of Return on Capital Employed metrics, in each case subject to certain other adjustments (up or down by up to 25%) based on the Company’s Total Shareholder Return over the performance period relative to that of the Company’s peers. Payouts can range from zero percent to 250 percent of the target number of performance units depending on the Company’s level of achievement of these performance measures. Dividends declared during the performance period will be paid at the end of the three-year performance period only on shares delivered for earned units. The NEOs’ equity award agreements governing the performance unit awards also provide for a double trigger acceleration of vesting. Vesting will not automatically accelerate upon a change in control (although, the number of shares subject to the executive’s award will be determined based on performance through the date of the change in control and thereafter convert into a time-based restricted stock unit), which will only vest prior to the original vesting date if both a change in control and a qualifying termination event occur. In addition, the NEOs’ performance unit award agreements provide for certain favorable vesting terms upon a qualifying termination event occurring without a change in control.

Amendment to Change in Control Agreements. On February 8, 2023, the Committee also approved an amendment to the Pioneer Natural Resources Company Change in Control Agreements previously entered into with each NEO. The Change in Control Agreements, as amended, provide that, if within two years following a change in control (1) the executive officer terminates employment for “Good Reason” (as defined in the amended Change in Control Agreement) or (2) the Company terminates the executive officer’s employment other than for cause, death, or disability, then the Company must provide the executive officer with: (A) a separation payment, (B) a lump sum cash payment equal to the maximum contribution that the Company would have been required to make on behalf of the executive to any retirement and/or deferred compensation plans in which the executive participates immediately prior to the date of the termination of employment as if the executive had remained fully employed for 36 months following the termination event, based on the elective deferral contribution rate that executive had made under such plans in the last complete calendar year preceding the date of termination, (C) continued coverage for the executive and his or her eligible dependents under the Company’s group medical plans at no cost for a period of 36 months following the termination of employment, and thereafter at active employee premium rates from such 36-month anniversary through the earlier of Medicare eligibility or the date of the executive’s (or for the executive’s spouse, the date of the spouse’s death), with such coverage being secondary to any other coverage made available to the executive by a subsequent employer, (D) relocation benefits under certain circumstances; (E) full vesting at the time of such termination of employment of any equity-based awards that were granted pursuant to the Company’s long-term incentive plan and were outstanding on the date of the change in control (with any performance vesting being based on the achievement of performance criteria as measured at the time of the change in control), and (F) any earned salary and vested benefits (the “Accrued Obligations”). The separation payment is an amount equal to the sum of (1) 2.99 times the sum of the executive’s (a) base salary and (b) the greater of (x) the Target Bonus (as defined in the amended Change in Control Agreements) or (y) the average of the annual bonus paid to the executive over the three-year period preceding the effective date of the amendment to the change in control agreement, and (2) a pro-rated bonus based on the executive’s Target Bonus and the number of days in the then current calendar year that have elapsed as of the date of termination. Upon the executive’s death, disability, or normal retirement within the two-year period following the change in control, in lieu of the above payments and benefits, the executive is entitled to receive one year of base salary and any Accrued Obligations.

The foregoing description of the time-based restricted stock unit awards, the performance unit awards, and the amended change in control agreements is qualified in its entirety by reference to the full text of the Restricted Stock Unit Award Agreement, Performance Unit Award Agreement, and the Amended and Restated Change in Control Agreement, copies of which will be filed as exhibits on the Company’s Annual Report on Form 10-K for the year ending December 31, 2022.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 9, 2023, the Board approved the amendment and restatement of the bylaws of the Company (the “Bylaws”), effective as of such date. The changes effected by the amendment and restatement of the Bylaws were to, among other things, (i) provide detailed procedures consistent with market practice for the calling, holding and adjournment of meetings of stockholders, (ii) update the procedures and disclosure requirements for stockholder list availability, in line with recent amendments to the Delaware General Corporation Law, (iii) update the procedures and disclosure requirements, in line with market practice, for the nomination of director nominees for election at meetings of stockholders to address the adoption of rules and regulations of the U.S. Securities and Exchange Commission regarding universal proxy cards set forth in Rule 14a-19 under the Securities Exchange Act of 1934 (the “Universal Proxy Card Rules”), including requiring that nominating stockholders comply with the Universal Proxy Card Rules, (iv) revise notice procedures, in line with market practice, for giving notice to stockholders, the Company and directors, and (v) make minor clarifying changes.

The description of the amendments to the Bylaws set forth above is qualified in its entirety by reference to the text of the Bylaws, a copy of which is filed hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

3.1(a)	Seventh Amended and Restated Bylaws of the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(a)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Christopher L. Washburn
Christopher L. Washburn
Vice President and Chief Accounting Officer

Date:	February 13, 2023